EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
------

First Allen Parish Bancorp, Inc.



                                                                State of
Subsidiary*                         Percentage Owned          Incorporation
-----------                         ----------------          -------------

First Federal Savings and Loan           100%                   Federal
  Association of Allen Parish